Exhibit 10.3

2007 Short-Term Cash Incentive Plan

Subject to the achievement of certain revenue and EBITDA goals for the fiscal year ending December 31, 2007, the following sets forth the target cash bonus awards for each of the Company’s executive officers.

Executive Officer	Target Payout as a Percentage of Base Salary
Caren L. Mason
President and Chief Executive Officer	50%
John M. Radak
Chief Financial Officer	40%
Mark E. Paiz
Chief Operating Officer	40%
Thomas J. Foley
Chief Technology Officer	40%
Robert J. Bujarski
Senior Vice President, General Counsel & Corporate Secretary	40%